Exhibit D-4


                             COMMONWEALTH OF PENNSYLVANIA
                        PENNSYLVANIA PUBLIC SERVICE COMMISSION
                      P. P. BOX 3265, HARRISBURG, PA  17105-3265

                                     MAY 22, 1997

                                                          Refer to our File

                                                            S-00970611


          DOLORES CONNORS
          NATIONAL FUEL GAS DIST CORP
          l0 LAFAYETTE SQUARE
          BUFFALO NY 14203


               Securities Certificate of National Fuel Gas Distribution Corporation for the issuance of promissory notes to its parent, not in excess of $200 mullion.


          To Whom It May Concern:

               This is to advise you that an Opinion and Order has been adopted by the Commission in Public Meeting on May 22, 1997, in the above titled proceeding.

               An Opinion and Order has been enclosed for your records.


                              Very truly yours,

                              /s/ John G. Alford

                              John G. Alford,
                              Secretary

                                     PENNSYLVANIA
                              PUBLIC UTILITY COMMISSION
                              HARRISBURG, PA 17105-3265


                                           Public Meeting held May 22, 1997

          Commissioners Present:

               John M. Quain, Chairman
               Robert K. Bloom, Vice Chairman
               John Hanger
               David W. Rolka
               Nora Mead Brownell


          Securities Certificate of National Fuel                S-00970611
          Gas Distribution Corporation for the
          issuance of promissory notes to its
          parent, not in excess of $200 million.


                                   OPINION AND ORDER


          BY THE COMMISSION:

               On March 31, 1997, National Fuel Gas Distribution

          Corporation (NFGDC) filed for registration pursuant to Chapter l9 of the Pennsylvania Public Utility Code, 66 Pa. C.S. Section 1901

          et seq., a Securities Certificate for the issuance of promissory
          -- ---

          notes to its parent, National Fuel Gas Company (National), not in excess of $200 million. On April 30, 1997 NFGDC agreed to a request to extend the consideration period for the agreement to

          May 23, 1997.

               NFGDC filed concurrently with S-00970611, an Affiliated

          Interest Agreement docketed at G-00970548 concerning certain credit transactions between NFGDC and National. The instant

          Securities Certificate is directly affected by the terms of the credit transaction between NFGDC and National and has been considered in conjunction with G-00970548.

               NFGDC, a Pennsylvania jurisdictional utility, proposes to

          issue notes in one or more series prior to December 31, 1999 to its parent National Fuel Gas Company, a registered public utility holding company.  National is proposing to issue notes or

          debentures and lend up to $200 million of the proceeds to NFGDC.

          NFGDC will in turn  issue promissory notes to National  to secure the  funds that  National has  obtained through  the issuance  of long-term debt. The terms on the promissory notes issued by NFGDC would be substantially  similar to the terms on the corresponding debt issued by National.

               Proceeds  from  the  issuance will  be  used  for  the early redemption of one or more higher-costs notes previously issued to the  parent; to  fund NFGDC's  construction program;  to decrease short-term debt balances; and for general corporate purposes.

               We have examined NFGDC'S instant  Securities Certificate and have determined  that the  proposed issuance of  promissory notes appears  to be necessary or  proper for the  present and probable future  capital needs  of  the  utility,  and  as  a  result  the

          Securities Certificate should be registered; THEREFORE,

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

          IT IS ORDERED:

               That the Securities  Certificate filed on March  31, 1997 by

          National Fuel  Gas Distribution  Corporation for the  issuance of promissory  notes not in excess  of the principal  amount of $200 million is hereby registered.

                                   BY THE COMMISSION,

                                   /s/ John G. Alford

                                   John G. Alford
                                   Secretary
          (SEAL)

          ORDER ADOPTED : May 22, 1997

          ORDER ENTERED: MAY 22 1997







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


                                     PENNSYLVANIA
                              PUBLIC UTILITY COMMISSION
                              HARRISBURG, PA 17105-3265


                                           Public meeting held May 22, 1991

          Commissioners Present:

               John M. Quain, Chairman
               Robert K. Bloom, Vice Chairman
               John Hanger
               David W. Rolka
               Mora Mead Brownell


          Affiliated Interest Agreement Concerning               G-00970548
          Credit Transactions between National Fuel
          Gas Distribution Corporation and National
          Fuel Gas Company.


                             CORRECTED OPINION AND ORDER


          BY THE COMMISSION:


               On  March   31,   1997,  National   Fuel  Gas   Distribution

          Corporation (NFGDC) filed for approval  pursuant to Chapter 21 of the Pennsylvania Public Utility Code, 66 Pa. C.S. Section 2101 et
                                                                         --

          seq.,   an  Affiliated   Interest  Agreement   concerning  credit
          ---

          transactions  between NFGDC  and  its parent,  National Fuel  Gas

          Company  (National). On April 30, 1997, NFGDC agreed to a request to extend the consideration  period for the agreement to  May 23,

          1997.

               NFGDC  filed  concurrently  with  G-00970548,  a  Securities

          Certificate docketed at S-00970611 for the issuance of promissory notes to its  parent, not in excess of $200  million. The instant

          Affiliated  Interest Agreement has been considered in conjunction with S-00970611.

               National issues  publicly its  own notes and  debentures and

          lends  proceeds   from  the  issuance  to   NFGDC.  The  proposed

          Affiliated  Interest   Agreement  is  intended   to  govern   the

          relationship  between notes issued by  NFGDC and the related debt securities issued by National. The  Agreement will apply both  to the  notes to  be  issued  pursuant  to  the  concurrently  filed

          Securities Certificate and  those to be  issued in future  years.

          The  agreement  amends  and  replaces an  agreement  docketed  at

          G-00950434 and approved by Commission  Order entered on March 16,

          1995.

               NFGDC is also  requesting approval of its  assumption of the costs  and benefits of up  to $350 million  of certain derivative transactions which  National may  enter into in  conjunction with debt  that National issues and in turn lends the proceeds thereof to NFGDC.  The derivative  transactions could pertain  to NFGDC'S existing debt as well as future debt NFGDC may incur.

               NFGDC states  that the herein  Affiliated Interest Agreement does not have any expiration date.

               NFGDC is  also requesting  Commission approval to  waive the provision requiring it to file financial statements relating to a period ending  no  more than  ninety days  prior to  the date  of

          filing.   The  Commission has  examined  the  instant  Affiliated

          Interest Agreement  concerning  credit transactions  between  the affiliated  interests  and  has  determined that  the  terms  and conditions,  appear  to be  reasonable  and  consistent with  the public interest and should approved; THEREFORE,

               IT IS ORDERED:

               1.   That the Affiliated Interest Agreement between National

          Fuel Gas  Distribution Corporation and National  Fuel Gas Company

          is hereby approved.

               2.   That the request to  waive the filing of its  financial

          statements within a  period of ninety days of its  filing date is hereby approved.



                                             BY THE COMMISSION,


                                             /s/ John G. Alford

                                             John G. Alford
                                             Secretary

          (SEAL)

          ORDER ADOPTED:  May 22, 1997

          ORDER ENTERED:  MAY 23 1997


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